Exhibit 10.43

EXECUTION VERSION

AMENDMENT TO 2026 CONVERTIBLE PROMISSORY NOTES

This Amendment to 2026 Convertible Promissory Notes is made as of October 30th, 2026 (this “Amendment”), by and among Mobilewalla Holdco, Inc., a Delaware corporation (the “Company”), and the undersigned holders of one or more Notes (as defined below) (the “Holders”).

RECITALS

WHEREAS, beginning in 2026 the Company issued a series of substantially identical Convertible Promissory Notes, designated CN-107 through CN-114 and identified on Exhibit A hereto, in an aggregate outstanding principal amount of $2,420,000 (each, a “Note,” and collectively, the “Notes”), which Notes constitute a series separate from the convertible promissory notes issued by the Company from June 2021 to December 2025;

WHEREAS, Section 4 of each Note provides that the Note matures on March 1, 2027, as such date is extended from time to time in the sole discretion of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding (the “Majority Holders”), and Section 14 of each Note provides that any term of the Note may be amended or waived with the written consent of the Company and the Majority Holders, binding on each holder whether or not such holder executes the same;

WHEREAS, the Company, SPACSphere Acquisition Corp, and SPACSphere Merger Sub Inc. are parties to that certain Business Combination Agreement, dated as of May 29, 2026 (as amended or modified from time to time, the “BCA”), and the transactions contemplated thereby and by the ancillary agreements thereto are referred to herein as the “Transactions”; and

WHEREAS, the Transactions are not expected to be consummated prior to March 1, 2027, and the Majority Holders desire to extend the maturity date of each Note to March 31,2027 so that each Note matures on the same date as the Company’s other outstanding convertible promissory notes.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Holders, constituting the Majority Holders, hereby irrevocably consent to the amendment of each outstanding Note as set forth below, on behalf of themselves and each holder of a Note:

1.
Extension of Maturity Date.
a.
The Maturity Date of each Note is hereby extended from March 1, 2027 to March 31, 2027 (the “Extended Maturity Date”), and each reference in any Note to “March 1, 2027” as the Maturity Date shall be deemed a reference to the Extended Maturity Date.
b.
This Section 1 is given by the Majority Holders in the exercise of their right under each Note to extend the Maturity Date from time to time in their sole discretion, and applies to each Note identified on Exhibit A hereto.

c.
Nothing in this Section 1 limits the right of the Majority Holders to further extend the Maturity Date from time to time in their sole discretion in accordance with the terms of the Notes.
d.
The Company shall promptly give written notice of the extension effected by this Section 1 to the record holders of the Notes who have not executed this Amendment, in accordance with the notice provisions of the Notes.
e.
The extension effected by this Section 1 is effective upon execution of this Amendment by the Company and the Majority Holders, is binding on each holder of a Note whether or not such holder has executed this Amendment, and shall survive any termination of the BCA.
2.
Confirmation of Majority Holder Status.
a.
The Company and the Holders confirm that, as of the date hereof, (i) the aggregate outstanding principal amount of all Notes is $2,420,000, (ii) the Holders hold Notes representing $2,000,000 in aggregate principal amount, and (iii) the Holders accordingly constitute the Majority Holders, holding approximately 82.6% of the aggregate principal amount of all Notes then outstanding.
b.
The Holders’ consent hereto is given, pursuant to Section 14 of the Notes and the extension right vested in the Majority Holders thereunder, on behalf of themselves and each other holder of a Note, and this Amendment is binding on each holder of a Note whether or not such holder has executed it.
3.
No Other Amendment.
a.
Except for the extension of the Maturity Date effected by Section 1, no term of any Note is amended, modified or waived hereby.
b.
This Amendment is not, and shall not be construed as, a waiver of any right or remedy of any Holder or of the Company under any Note, and does not constitute a novation of any Note.
4.
General.
a.
The Notes, as amended by this Amendment, constitute the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.
b.
Upon effectiveness of this Amendment, on and after the date hereof, each reference in the Notes to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Notes, as amended by this Amendment. Except as specifically amended above, the Notes shall remain in full force and effect.

c.
This Amendment and any controversy arising out of or relating to this Amendment shall be governed by the internal law of the State of Delaware, without regard to conflict of laws principles.
d.
This Amendment may be executed in counterparts, including by electronic or facsimile signature, each of which shall be deemed an original but all of which, taken together, constitute one and the same instrument.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MOBILEWALLA HOLDCO, INC.

By:/s/ Anindya Datta

Name: Anindya Datta

Title: Chief Executive Officer

HOLDER

By:/s/ Leon Leonard

Name: Leon Leonard

[Signature Page to Amendment to 2026 Convertible Promissory Notes]

EXHIBIT A

THE 2026 BRIDGE NOTES

#	Promissory Note Agreement	Note No.	Holder	Issue Date	Maturity Date	Principal Amount	Rate
1.	Convertible Promissory Note, dated June 10,2026, by Mobilewalla Holdco, Inc. (as Payor) to Leon Leonard (as Holder).	CN- 107	Leon Leonard	6/10/2026	March 1, 2027 (as stated on the face of the note)	$2,000,000.00	10%
2.	Convertible Promissory Note, dated July 7, 2026, by Mobilewalla Holdco, Inc. (as Payor) to George and Fonsa Brody, Tenants in Common (as Holder).	CN- 108	George and Fonsa Brody, Tenants in Common	7/7/2026	March 1, 2027 (as stated on the face of the note)	$300,000.00	10%
3.	Convertible Promissory Note, dated July 13,2026, by Mobilewalla Holdco, Inc. (as Payor) to Addonisio Family LLC (as Holder).	CN- 109	Addonisio Family LLC	7/13/2026	March 1, 2027 (as stated on the face of the note)	$50,000.00	10%
4.	Convertible Promissory Note, dated July 22, 2026, by Mobilewalla Holdco, Inc. (as Payor) to Gerald & Susan Troff, JTWROS (as Holder).	CN- 110	Gerald & Susan Troff, JTWROS	7/22/2026	March 1, 2027 (as stated on the face of the note)	$10,000.00	10%
5.	Convertible Promissory Note, dated July 23,2026, by Mobilewalla Holdco, Inc. (as Payor) to Andy Brown (as Holder).	CN- 111	Andy Brown	7/23/2026	March 1, 2027 (as stated on the face of the note)	$5,000.00	10%
6.	Convertible Promissory Note, dated July 23, 2026, by Mobilewalla Holdco, Inc. (as Payor) to Priyank Shankar Garg (as Holder).	CN- 112	Priyank Shankar Garg	7/23/2026	March 1, 2027 (as stated on the face of the note)	$5,000.00	10%
7.	Convertible Promissory Note, dated July , 2026, by Mobilewalla Holdco, Inc. (as Payor) to Taher Khorakiwala (as Holder).	CN- 113	Taher Khorakiwala	7/_/2026	March 1, 2027 (as stated on the face of the note)	$25,000.00	10%
8.	Convertible Promissory Note, dated August 17, 2026, by Mobilewalla Holdco, Inc. (as Payor) to Venkat S. Raju (as Holder).	CN- 114	Venkat S. Raju	8/17/2026	March 1, 2027 (as stated on the face of the note)	$25,000.00	10%
		TOTAL (8 Notes)				$2,420,000.00